Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into on the ___ day of ______, 202__, between PHX Minerals Inc., a Delaware corporation (“Company”), and ______ (“Grantee”). The Company and Grantee are referred to herein each individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company has adopted the PHX Minerals Inc. 2021 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to grant to Grantee ____ restricted shares of Common Stock, $0.01666 par value (the “Common Stock”), of the Company in order to carry out the purpose of the Plan.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Grant of Restricted Stock; Plan.

(a) Grant of Restricted Stock. Pursuant to Section 11(a) of the Plan, the Company hereby issues to Grantee a restricted stock award consisting of, in the aggregate, ____ shares of Common Stock, of which (i) ___ shares of Common Stock will be designated as “Performance Shares” and (ii) ____ shares of Common Stock shall be designed as “Restricted Shares,” on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. The Performance Shares and the Restricted Shares, and any shares of Common Stock hereafter acquired by Grantee with respect to such shares whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means, are referred to herein as the “Shares.” The grant of the Shares is made in consideration of the services to be rendered by the Grantee to the Company. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

(b) Plan. The terms of this Agreement and the rights and responsibilities of the Company and Grantee shall be governed by the Plan. In the event of any inconsistency between the terms of this Agreement and the Plan, the terms of the Plan shall control.

2. Restrictions; Rights as a Stockholder.

(a) Except as otherwise provided in this Agreement or the Plan, Grantee may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber, any unvested Shares, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Any attempt to sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber, any of the Shares or the rights relating thereto prior to the Shares becoming vested shall be null and void and without force or effect. Any dividends declared on any unvested Shares prior to the date such Shares vest shall be retained by the Company and paid to the Grantee, without interest, as soon as practicable following the date such Shares vest (but in no event later than March 15th of the calendar year following the year in which the Shares vest).

(b) Subject to the provisions and limitations hereof, Grantee may, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including the right to vote and to receive dividends.

3. Vesting and Forfeiture.

(a) Vesting. Except as otherwise provided herein,

(i) the Restricted Shares will vest in their entirety on ____________; and

(ii) the Performance Shares will vest in accordance with Exhibit B hereto, provided that any conditions and performance goals set forth in this Agreement and in Exhibit B have been satisfied.

(b) Forfeiture of Unvested Shares upon Cessation of Employment. Subject to subsections (c), (d) and (e) below, in the event that Grantee ceases to be employed by the Company, for any reason or no reason, with or without Cause (as defined in the Plan), at any time before all of the Shares have vested, Grantee’s unvested Shares shall be automatically forfeited to the Company upon such cessation of employment without any payment or consideration by the Company, and the Company shall have no further obligations to Grantee under this Agreement.

(c) Death, Disability and Change in Control of the Company. If, at any time before all of the Shares have vested:

(i) Grantee dies or becomes totally disabled; or

(ii) a Change in Control of the Company (as defined in the Plan) occurs and Grantee’s employment with the Company is terminated by the Company without Cause (as defined in the Plan), and Grantee’s date of termination occurs;

then Grantee shall acquire a vested interest in 100% of the Shares on either (i) Grantee’s date of death or disability or (ii) the date of termination without Cause (as defined in Plan) following a Change in Control of the Company.

(d) Retirement. If Grantee retires after reaching age 65 years or after completing 20 years of continuous employment with the Company (whichever occurs first), then:

(i) with respect to the Performance Shares, (A) if Grantee has served as an officer of the Company (or such other position as determined by the Board of Directors) for less than 18 months of the term covered by this Agreement, a pro rata portion of the Performance Shares shall continue to be eligible for vesting following such retirement, subject to meeting the performance standards and vesting requirements set forth in Exhibit B hereto as determined by the Compensation Committee in its sole discretion, based on the number of months Grantee is employed by the Company while this Agreement is in effect, divided by 36 months, or (B) if

Grantee has served as an officer of the Company (or such other position as determined by the Board of Directors) for 18 months or longer of the three-year term covered by this Agreement, all of the Performance Shares shall continue to be eligible for vesting following such retirement, subject to meeting the performance standards and vesting requirements set forth in Exhibit B hereto as determined by the Compensation Committee in its sole discretion;

(ii) with respect to the Restricted Shares, the Restricted Shares shall vest pro rata based on the number of months Grantee is employed by the Company, divided by 36 months; and

(iii) Grantee must (X) provide at least 12 months’ prior written notice to the Company of date of retirement, (Y) sign a non-solicitation, non-competition and non-disparagement agreement in a form agreeable to the Company, and (Z) not be under a performance improvement plan issued by the Board of Directors of the Company to Grantee.

If the date of Grantee’s retirement is after the 14th day of the month, then Grantee is deemed to be employed for the entire month for purposes of vesting under this Section 3(d). If the date of Grantee’s retirement is before the 14th day of the month, such month is not included in the number of months employed for purposes of vesting under this Section 3(d).

(e) Stock Price Performance. The number of the Performance Shares to vest hereunder is subject to certain performance standards as outlined in Exhibit B hereto. Any Performance Shares that do not vest shall be forfeited to the Company.

4. Issuance of Shares; Forfeiture of Unvested Shares.

(a) The Shares will be issued in book entry form only and will be designated as restricted shares on the stock records of the Company held by its stock transfer agent, Computershare Limited, Providence, Rhode Island (the “Stock Transfer Agent”). Once the Shares have vested, the Company shall promptly notify the Stock Transfer Agent to remove all written restrictions on transfer of such Shares. The Company and Grantee agree to provide all documentation and instructions requested by the Stock Transfer Agent to accomplish the foregoing.

(b) In the event any unvested Shares do not vest and are forfeited to the Company, such Shares shall be automatically cancelled, and the Company shall provide notice to the Stock Transfer Agent of the cancellation of the forfeited Shares, along with any other documentation and information requested by the Stock Transfer Agent. From and after the time any Shares have been forfeited, Grantee shall cease to have, and may not exercise, any of the privileges or rights of a stockholder with respect to such forfeited Shares, including the right to receive any dividends.

5. Securities Law Compliance. Grantee understands and acknowledges that the issuance and transfer of the Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. Grantee understands that the Company is under no obligation to register the Shares with the United States

Securities and Exchange Commission (the “SEC”), any state securities commission or any stock exchange to effect such compliance.

6. Adjustments for Stock Splits, Stock Dividends, Etc. If any change is made to the outstanding Common Stock or the capital structure of the Company prior to the vesting of the Shares, if required, the Shares shall be adjusted or terminated in any manner as contemplated by Section 14 of the Plan.

7. Section 83(b) Election. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between any consideration paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the Shares becoming vested pursuant to the terms and conditions of this Agreement. Further, with respect to officers, directors and 10% stockholders, “restriction” also means the six-month period after the purchase of the Shares during which sales of certain securities by Grantee would give rise to liability under Section 16(b) of the Securities Exchange Act of 1934 (the “Section 16(b) Period”).

Grantee understands that Grantee may elect to be taxed at the time the Shares are granted rather than when Shares vest or the Section 16(b) Period expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service, in substantially the form attached hereto as Exhibit A, within thirty (30) days after the date of this Agreement. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. Grantee further understands that failure to make this filing in a timely manner will result in the recognition of ordinary income by Grantee when the Shares vest, or after the expiration of the Section 16(b) Period (if applicable), on any difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse. GRANTEE ACKNOWLEDGES AND AGREES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE.

8. Withholding of Taxes. At the time any of the Shares become vested, Grantee agrees to make adequate provision with the Company for the minimum federal and state obligations for withholding of taxes, if any, which arise in connection with such vesting (the “Withholding Obligation”). To satisfy the Withholding Obligation, Grantee shall be required to either (a) deliver sufficient Shares of Common Stock to the Company to cover such Withholding Obligation, if any, at the time any Shares become vested or (b) pay the amount of the Withholding Obligation by providing cash or a check made payable to the Company. Any Shares of Common Stock so delivered by Grantee to pay the Withholding Obligation shall be valued at the closing price of the Shares on the New York Stock Exchange or such other stock exchange that the Shares may be listed on the day of vesting.

9. General Provisions.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement,

and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b) Waiver; Amendment. No provision of this Agreement shall be waived, amended, modified or supplemented, either generally or in any particular instance, except in a writing signed by the Company and Grantee.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns. No transfer of any of the Shares shall be effective unless the transferee first agrees in writing to all of the terms hereof.

(d) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, delivery by a recognized overnight delivery service or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other Party hereto at the address shown on the signature page to this Agreement, or at such other address or addresses as either Party shall designate to the other in accordance with this Section 9(d).

(e) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous agreements and understandings with respect to such subject matter.

(f) Governing Law. This Agreement and any claims arising hereunder shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

(g) Legends. In accordance with the Plan and this Agreement, a legend may be placed on any certificate(s) or other document(s) delivered to Grantee or reflected in the records of the Stock Transfer Agent, indicating restrictions on transferability of the Shares pursuant to this Agreement, the Plan or any other restrictions that the Compensation Committee may deem advisable under the rules, regulations and other requirements of the SEC, any applicable federal or state securities laws or any stock exchange on which the Shares are then listed or quoted.

(h) Headings. The section headings contained in this Agreement are included for convenience of reference only and are not intended by the Parties to be a part of or to affect the meaning or interpretation of this Agreement.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(j) Acceptance; Imposition of Other Requirements. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof and hereof, and accepts the Shares subject to all of the terms and conditions of the Plan and this Agreement. The Company reserves the right to impose other requirements on participation in the Plan, on this award and on any Shares received under the Plan, to the extent the Company determines it is necessary or advisable in order to facilitate the administration of the Plan, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED BY GRANTEE’S CONTINUED EMPLOYMENT WITH THE COMPANY, AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, THE FORFEITURE OF ANY UNVESTED SHARES UPON TERMINATION OF EMPLOYMENT IS ABSOLUTE, WHETHER THE TERMINATION IS VOLUNTARY OR INVOLUNTARY, OR WITH OR WITHOUT CAUSE.

NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS GIVING THE GRANTEE ANY RIGHT TO BE RETAINED, IN ANY POSITION, AS AN EMPLOYEE OF THE COMPANY DURING THE VESTING PERIOD HEREUNDER OR ANY OTHER PERIOD.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: PHX MINERALS INC.

By:

GRANTEE: